UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2011

Marathon Petroleum Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35054	27-1284632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street, Findlay, Ohio	45840-3229
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 422-2121

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2011, certain subsidiaries of Marathon Petroleum Corporation, a Delaware corporation (the “Company” or “us”) entered into a $1 billion accounts receivable securitization facility (the “A/R Facility”) to provide additional liquidity and funding for the ongoing business needs of the Company and its subsidiaries.

The documentation for the A/R Facility includes (i) a Receivables Purchase Agreement (the “Receivables Purchase Agreement”) entered into by and among Marathon Petroleum Company LP, a Delaware limited partnership and wholly owned subsidiary of the Company (the “Originator”), MPC Trade Receivables Company LLC, a Delaware limited liability company and a bankruptcy-remote special purpose entity that is a wholly owned subsidiary of the Company (“Trade Receivables SPE”), JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, as Sole Lead Arranger, certain committed purchasers and conduit purchasers that are parties thereto from time to time (the “Purchasers”) and the other parties thereto from time to time and (ii) a Receivables Sale Agreement (the “Receivables Sale Agreement”) by and between the Originator and Trade Receivables SPE (collectively, the “Agreements”).

Pursuant to the Receivables Sale Agreement, the Originator has sold and contributed, and will continue to sell and/or contribute on an ongoing basis, its trade receivables (other than any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the extension of credit under proprietary credit card services by Originator), together with all related security and interests in the proceeds thereof, to Trade Receivables SPE in exchange for a combination of cash, equity and/or a subordinated note issued by Trade Receivables SPE to the Originator. Pursuant to the Receivables Purchase Agreement, Trade Receivables SPE may, from time to time, in turn sell undivided interests in such trade receivables, together with all related security and interests in the proceeds thereof, to the Purchasers in exchange for cash proceeds. Collections on the trade receivables for which an undivided interest is sold to the Purchasers will be set aside and held in trust to satisfy the obligations of Trade Receivables SPE under the A/R Facility.

The Originator and Trade Receivables SPE provide customary representations and covenants under the Agreements. Receivables in the A/R Facility are subject to customary criteria, limits and reserves. The Receivables Purchase Agreement provides for certain Amortization Events, as defined therein, upon the occurrence of which the Purchasers may terminate further purchases of undivided interests in the trade receivables and impose default fees. Trade Receivables SPE pays CP Costs or Yield (each as defined in the Receivables Purchase Agreement) with respect to amounts advanced under the A/R Facility. The calculation of CP Costs and Yield will vary based on the funding alternatives and will be calculated at the applicable rates described in the Receivables Purchase Agreement. In addition, the A/R Facility also provides for the issuance of letters of credit.

The amount of credit exposure of the Purchasers outstanding at any one time under the Receivables Purchase Agreement is limited to $1 billion. As of July 7, 2011, there were no trade receivable purchases or letters of credit outstanding under the A/R Facility.

The A/R Facility is for an initial three-year term as may be extended in accordance with the terms of the Receivables Purchase Agreement.

The Originator serves as the servicer of the trade receivables under the A/R Facility. Neither the Originator nor Trade Receivables SPE guarantees collectibility of the trade receivables or the creditworthiness of obligors thereunder. However, the Company has provided a guaranty of performance in respect of the obligations of the Originator as originator under the Receivables Sale Agreement and of the obligations of Originator as servicer under the Receivables Purchase Agreement.

Copies of the Receivables Purchase Agreement and Receivables Sale Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K. The foregoing description of the A/R Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Receivables Purchase Agreement and the Receivables Sale Agreement, which are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 with respect to the A/R Facility is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Directors

On June 30, 2011, the Board of Directors (the “Board”) of the Company elected Messrs. Evan Bayh and John P. Surma and Ms. Donna James as directors of the Company, with such elections effective as of July 5, 2011. Mr. Bayh is expected to serve on the Board’s Audit Committee, Ms. James is expected to serve on the Board’s Compensation Committee and Mr. Surma is expected to serve on the Board’s Corporate Governance and Nominating Committee.

On June 30, 2011, the Board approved the following nonemployee director compensation package in which Messrs. Bayh and Surma and Ms. James will participate:

• Annual Cash Retainer (paid in four quarterly installments):	$150,000
• Annual Stock Unit Award (granted in four quarterly installments):	$150,000
• Committee Chair Retainer (paid in four quarterly installments):	$15,000 for Audit Committee
$12,000 for Compensation Committee

$10,000 for Corporate Governance and Nominating Committee
• Chairman of the Board Annual Cash Retainer (paid in four quarterly installments):	$350,000
• Chairman of the Board Annual Stock Unit Award (granted in four quarterly installments):	$100,000

Directors do not receive meeting fees for attendance at Board or Board committee meetings. The stock unit awards described above are credited to an unfunded account based on the closing stock price on the grant date. When dividends are paid on the Company’s common stock, the Company’s nonemployee directors receive dividend equivalents on those awards in the form of stock units. The awards are payable in shares of common stock upon the directors’ departure from the Board. Nonemployee directors will also be reimbursed for any expenses associated with attending Board or Board committee meetings and will be able to participate in the Company’s Nonemployee Director Deferred Compensation Plan, which was approved and adopted by the Board on June 30, 2011. Based on the compensation package described above, each of Messrs. Bayh and Surma and Ms. James received an award of 888.626 stock units with a grant date of July 5, 2011.

Regarding related person transactions, in 2001, United States Steel Corporation (“U.S. Steel”) was spun-off (the “Steel Spin”) from USX Corporation, which is now known as Marathon Oil Corporation (“Marathon Oil”). Mr. Surma is Chairman of the Board and Chief Executive Officer of U.S. Steel. Prior to the Steel Spin, Mr. Surma served in various executive positions with the Company’s former parent, Marathon Oil, and Marathon Oil’s operating businesses, including Speedway LLC (formerly known as Speedway SuperAmerica LLC) (“SSA”) and Marathon Petroleum Company LP (formerly known as Marathon Ashland Petroleum LLC). The Company is now comprised of the businesses conducted by SSA and Marathon Petroleum Company LP, among others.

As affiliated companies, U.S. Steel and Marathon Oil entered into and maintained a broad-based arrangement regarding the treatment of pension benefits for employees who worked for both U.S. Steel and Marathon Oil over the years (the “Compensation Update”). The Compensation Update continued through the period of the Steel Spin. Pursuant to the Compensation Update, Mr. Surma’s benefits under Company-sponsored pension plans increased based upon his three highest years of compensation during his last ten years of service at U.S. Steel. At the time of the Steel Spin the Compensation Update applied to approximately 60 U.S. Steel or Marathon Oil employees. Around the time of the Steel Spin, Mr. Surma joined U.S. Steel and ceased to be an employee or officer of Marathon Oil. Because he had been an employee of both U.S. Steel and Marathon Oil, Mr. Surma was eligible for the Compensation Update. In connection with the spin-off of the Company from Marathon Oil, the Company retained the obligation to provide Mr. Surma and other former employees with benefits and payments under Company-sponsored pension plans (the “Company and SSA Pension Plans”), including the Compensation Update.

Under the Compensation Update, Mr. Surma’s Company and SSA Pension Plans benefits have increased by the amounts shown based upon his three highest years of compensation during his last ten years of service at U.S. Steel:

•	Marathon Petroleum Qualified Retirement Plan: $58,000;

•	Marathon Petroleum Non-Qualified Excess Retirement Plan: $2,508,000;

•	SSA Qualified Retirement Plan: $4,000; and

•	SSA Non-Qualified Excess Retirement Plan: $349,000.

Mr. Surma retired from the Company and SSA Pension Plans in which he had accrued benefits effective July 1, 2011, and he no longer receives the benefit of the Compensation Update as of that date. Mr. Surma will receive payout of his Company and SSA Pension Plan benefits as follows: the proceeds from the qualified Company and SSA Pension Plans will be paid to Mr. Surma within 45 days following June 30, 2011. The proceeds from the non-qualified Company and SSA Pension Plans will continue to be maintained as an unfunded liability of the Company and bear interest at a rate determined in accordance with the applicable Company and SSA Pension Plan until such time as Mr. Surma retires from U.S. Steel. The total value of the qualified Company and SSA Pension Plan benefits to be paid to Mr. Surma, including those under the Compensation Update, is $138,000, and the value of the non-qualified pension plan benefits to be maintained by the Company as an unfunded liability for the benefit of Mr. Surma, including those under the Compensation Update, is $3,317,000.

Amended and Restated 2011 Incentive Compensation Plan

On June 30, 2011, the Board also approved and adopted, with the approval of the Company’s then-sole stockholder, the Company’s Amended and Restated 2011 Incentive Compensation Plan (the “Plan”). The Plan authorizes the Board’s Compensation Committee to provide equity-based or cash-based incentive compensation to employees and directors (and certain employees or former employees of Marathon Oil in connection with the spin-off of the Company from Marathon Oil (the “Marathon Oil Participants”)) in the form of a variety of awards, including stock options, stock appreciation rights, stock awards, restricted stock units, cash awards or performance awards. Total awards under the Plan are limited to 25,000,000 shares of common stock of the Company, plus any common stock relating to awards that expire or are forfeited or cancelled under the Plan, subject to adjustment as provided in the Plan. Awards under the Plan are subject to certain other limits described in the Plan.

Under the Plan, employees may be granted performance awards based on the achievement of performance goals that are established by the Board’s Compensation Committee. Performance goals may include one or more of the following:

•

revenue and income measures (which include revenue, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, depreciation, taxes, and amortization, and economic value added;

•	expense measures (which include costs of goods sold, selling, finding and development costs, general and administrative expenses, and overhead costs);

•

operating measures (which include refinery throughput, mechanical availability, productivity, operating income, funds from operations, cash from operations, after-tax operating income, market share, margin, and sales volumes);

•	margins (which include crack-spread measures);

•	refined product measures;

•	cash flow measures (which include net cash flow from operating activities and working capital);

•	liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);

•	leverage measures (which include debt-to-equity ratio and net debt);

•	market measures (which include market share, stock price, growth measure, total stockholder return, and market capitalization measures);

•	return measures (which include return on equity, return on assets, and return on invested capital);

•	corporate value and sustainability measures (which include compliance, safety, environmental, and personnel matters);

•

project completion measures (which may include measures regarding whether interim milestones regarding budgets and deadlines are met, as well as whether projects are completed on time and on or under budget); and

•	other measures such as those relating to acquisitions, dispositions, or customer satisfaction.

The original 2011 Incentive Compensation Plan was amended and restated to allow for Marathon Oil Participants to receive certain awards under the Plan pursuant to the terms of the spin-off of the Company from Marathon Oil. The description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is incorporated by reference as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

New Equity Awards

On June 30, 2011, the Board approved incentive equity awards with a grant date of July 1, 2011 under the Plan for the Company’s non-employee directors and certain of the Company’s officers, including the following awards for the Company’s named executive officers and the Company’s Senior Vice President and Chief Financial Officer listed below:

Name	Awards

Gary R. Heminger	76,896 shares of restricted stock
Donald C. Templin	29,623 shares of restricted stock and stock options for 74,185 shares
Garry L. Peiffer	11,849 shares of restricted stock and stock option for 34,966 shares
J. Michael Wilder	4,740 shares of restricted stock

Each restricted stock award (except for Mr. Templin) and stock option award will vest in three approximately equal amounts on each of July 1, 2012, 2013 and 2014. The stock option awards have an exercise price of $42.20 per share and a 10-year term. 5,925 shares subject to Mr. Templin’s restricted stock awards will vest in three approximately equal amounts on each of July 1, 2012, 2013 and 2014, and 23,698 shares subject to Mr. Templin’s restricted stock awards will vest in the aggregate on July 1, 2014. The restricted stock awards and stock option award were made pursuant to the terms and conditions of the Plan and award agreements the forms of which were approved and adopted by the Board on June 30, 2011 and are filed as Exhibits 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Receivables Purchase Agreement, dated July 1, 2011, by and among Marathon Petroleum Company LP, MPC Trade Receivables Company LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, as Sole Lead Arranger, certain committed purchasers and conduit purchasers that are parties thereto from time to time and the other parties thereto from time to time

10.2	Receivables Sale Agreement, dated July 1, 2011, by and between Marathon Petroleum Company LP and MPC Trade Receivables Company LLC

10.3	Marathon Petroleum Corporation Amended and Restated 2011 Incentive Compensation Plan (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (Commission No. 333-175244) filed with the Securities and Exchange Commission on June 30, 2011)

10.4	Form of Section 16 Officer Restricted Stock Award Agreement (3-year pro rata vesting)

10.5	Form of Section 16 Officer Restricted Stock Award Agreement (3-year cliff vesting)

10.6	Form of Nonqualified Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON PETROLEUM CORPORATION

By:	/s/ J. Michael Wilder
	Name:	J. Michael Wilder
	Title:	Vice President, General Counsel and Secretary

Date: July 7, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Receivables Purchase Agreement, dated July 1, 2011, by and among Marathon Petroleum Company LP, MPC Trade Receivables Company LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, as Sole Lead Arranger, certain committed purchasers and conduit purchasers that are parties thereto from time to time and the other parties thereto from time to time

10.2	Receivables Sale Agreement, dated July 1, 2011, by and between Marathon Petroleum Company LP and MPC Trade Receivables Company LLC

10.3	Marathon Petroleum Corporation Amended and Restated 2011 Incentive Compensation Plan (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (Commission No. 333-175244) filed with the Securities and Exchange Commission on June 30, 2011)

10.4	Form of Section 16 Officer Restricted Stock Award Agreement (3-year pro rata vesting)

10.5	Form of Section 16 Officer Restricted Stock Award Agreement (3-year cliff vesting)

10.6	Form of Nonqualified Stock Option Award Agreement